Exhibit 99.1
Blue Valley Ban Corp. 11935 Riley Overland Park, Kansas 66225-6128	Contact:	NEWS RELEASE Mark A. Fortino Chief Financial Officer (913) 338-1000

For Immediate Release Wednesday, June 6, 2012

Blue Valley Ban Corp. Announces Plans to Suspend Its SEC Reporting

Overland Park, Kansas, June 6, 2012 – Blue Valley Ban Corp. (OTCBB: BVBC) (“the Company”) announced today that its Board of Directors has approved the filing of a Form 15 with the Securities and Exchange Commission to suspend the Company’s filing of reports under Section 15(d) of the Securities Exchange Act of 1934.  The Company intends to file the Form 15 on or about June 8, 2012 and expects it to become effective 90 days after filing.

“The decision to suspend reporting was made after careful consideration of the advantages and disadvantages of being an SEC reporting company.  This action should result in a significant benefit to the Company’s stockholders by reducing the costs of preparing and filing periodic reports with the SEC and permitting management to focus its energies on operating the bank.   We understand that there are a significant number of other financial institutions taking advantage of recent changes in the law to eliminate the costs associated with being a ‘34 Act reporting company.” said Robert D. Regnier, Chairman and CEO of Blue Valley Ban Corp.  “Our stockholders will continue to have access to Company performance information on our website, in quarterly letters to stockholders, and via our publicly available regulatory reports.”

While the Company is not able to control the future market for its common stock, it is currently quoted at the OTCQB market tier on the OTC Market, and the Company has been advised that should continue.

About Blue Valley Ban Corp.
Blue Valley Ban Corp. is a bank holding company that, through its subsidiaries, provides banking services to closely-held businesses, their owners, professionals and individuals in Johnson County, Kansas. In addition, the Company originates residential mortgages locally and nationwide through its InternetMortgage.com website.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of those safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, can generally be identified by use of the words "anticipate," "believe," "can," "continue," “could,”  "estimate," "expect," "intend," "may," “plan,”  "potential," "predict," "project," "should,"  or the negative of these terms or other comparable terminology.  The Company is unable to predict the actual results of its future plans or strategies with certainty.  Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; inability to maintain or increase deposit base and secure adequate funding; a continued deterioration of general economic conditions or the demand for housing in the Company's market areas; a deterioration in the demand for mortgage financing; legislative or regulatory changes; regulatory action; continued adverse developments in the Company's loan or investment portfolio; any inability to obtain funding on favorable terms; the Company’s non-payment on TARP funds or Trust Preferred Securities; the loss of key personnel; significant increases in competition; potential unfavorable actions from rating agencies; potential unfavorable results of litigation to which the Company may become a party; and the possible dilutive effect of potential acquisitions or expansions.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We operate in a very competitive and rapidly changing environment.  New risks emerge from time to time, and it is not possible for us to predict all risk factors.  Nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.